                                                                         Ex. 4.6


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "AGREEMENT") dated as of October 5, 2000, is by and among VP Merger Parent, Inc. (the "COMPANY"), a Delaware corporation that is expected to change its name to "Vermont Pure Holdings, Ltd." pursuant to the Merger Agreement referred to below; Henry E. Baker, John
B. Baker, Peter K. Baker, and Joan A. Baker, each of whom is an individual; and Ross S. Rapaport, not individually but as Trustee (i) U/T/A dated 12/16/91 F/B/O Joan Baker et al., (ii) of the John B. Baker Life Insurance Trust, and
(iii) of the Peter K. Baker Life Insurance Trust, respectively (excluding the Company, all of the foregoing parties, collectively, the "CRYSTAL STOCKHOLDERS").

     The parties and certain others are parties to an Agreement and Plan of Merger and Contribution (as amended by any and all amendments thereto, the "MERGER AGREEMENT") dated as of May 5, 2000, pursuant to which, among other things, the Company will issue and sell certain shares of its Common Stock to the Crystal Stockholders.

     1.   DEFINITIONS. As used in this Agreement:

     "HOLDERS" means the holders of Registrable Securities, and "HOLDER" means any one of the Holders.

     "REGISTERED" and "REGISTRATION" (regardless of whether capitalized) refer to a registration of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

     "REGISTRABLE SECURITIES" means all shares of the Company's Common Stock issued to the Crystal Stockholders pursuant to the Merger Agreement, and any additional shares issued in respect of such original shares by way of stock split, stock dividend, or similar occurrence.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     2. FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. Not later than the first anniversary of the "Effective Time" referred to above, the Company will file with the SEC a registration statement (the "REGISTRATION STATEMENT") on Form S-3 or other appropriate form for the purpose of registering the Registrable Securities for resale by the Holders, and thereafter the Company will use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable and to remain effective for at least six months.

     3. OTHER OBLIGATIONS. From time to time after the effective date of the Registration Statement, the Company will:

          (i) Subject to Section 4 hereof, promptly prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus included therein as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities.

          (ii) Promptly furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as such Holder reasonably may request in order to effect the offering and sale of the Registrable Securities.

          (iii) Use commercially reasonable efforts promptly to register or qualify the Registrable Securities under the securities or blue sky laws of such United States jurisdictions as any Holder reasonably may request (provided, that the Company will not be required in connection therewith or as a condition thereto to subject itself to taxation, quality to do business, or file a general consent to service of process in any such jurisdiction).

          (iv) use commercially reasonable efforts to list the Registrable Securities on each securities exchange and quotation system on which similar securities of the Company are then traded or listed.

          (v) Notify each Holder, promptly after the Company receives notice thereof, of the date and time the Registration Statement and each post-effective amendment to the Registration Statement becomes effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

          (vi) Promptly authorize and instruct its transfer agent to reissue unlegended certificates at the request of any Holder upon such Holder's delivery of original certificates representing Registrable Securities sold pursuant to the Registration Statement, and promptly respond to any brokers' inquiries made of the Company in connection with such sales, in each case with a view to assisting Holders to complete sales of the Registrable Securities.
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                                     - 3 -

     4. RIGHTS OF COMPANY TO SUSPEND SALES. Notwithstanding the foregoing or any other provision of this Agreement, the Company may suspend the rights of Holders to sell Registrable Securities pursuant to the Registration Statement if the Company has delivered a written notice to the Holders stating that the suspension of such sales is necessary because the Board of Directors of the Company, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by the Company of material nonpublic information that is not included in the Registration Statement and that immediate disclosure of such information would be materially adverse to the Company. In this event, and if the Holders so request, the Company will use commercially reasonable efforts to take all actions necessary to permit the Holders to sell shares pursuant to the Registration Statement as promptly as practicable, including amending the Registration Statement and/or amending or supplementing the prospectus included therein, and will give the Holders prompt written notice when they may again sell shares pursuant to the Registration Statement. The six-month period referred to in Section 2 above will be extended by a period of time equal to that during which the Holders' rights to sell Registrable Securities pursuant to the Registration Statement are suspended pursuant to this section.

     5. EXPENSES. The Company will pay all the expenses incurred in connection with the registration of shares pursuant to this Section 6, including without limitation all SEC, Nasdaq, stock exchange, and blue sky registration, filing, and listing fees; printing expenses; transfer agents' and registrars' fees; fees of the Company's counsel and accountants; and up to $15,000 of the reasonable fees and expenses of one counsel for the Holders.

     6. TRANSFERS OF REGISTRATION RIGHTS. The rights of any Holder under this Agreement may be transferred by such Holder to the extent that prior to the effectiveness of the Registration Statement any of the Registrable Securities are transferred to any third party without violation of applicable securities law registration requirements or of any written agreement of such Holder and the Company. Before any such permitted transfer of registration rights, the transferring Holder will give the Company written notice of the proposed transfer and the name and address of the proposed transferee, and the proposed transferee will deliver to the Company a written agreement assuming the obligations of the transferor with respect to the transferred securities under this Agreement.

     7.  INDEMNIFICATION.

     (A) BY THE COMPANY. The Company will indemnify, defend, and hold harmless each Holder from and against any and all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel (collectively, "DAMAGES") related to or arising, directly or indirectly, our of or in connection with any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement, any preliminary or final prospectus included therein, any amendment or supplement thereto, or any document incorporated by reference therein, or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company, in connection with the Registration Statement, of the Securities Act or any rule or regulation promulgated thereunder; PROVIDED, HOWEVER, that the Company will not be liable to the extent that such Damages arise out of or are based on any untrue statement or omission made in reliance upon and conformity with written information furnished by such Holder specifically for use in the Registration Statement.

     (b) BY EACH HOLDER. Subject to the limitations set forth in Section 7(e), each Holder, severally, will indemnify, defend, and hold harmless the Company from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any untrue statement (or alleged untrue statement) or any material fact contained in the Registration Statement, any preliminary or final prospectus included therein, any amendment or supplement thereto, or any document incorporated by reference therein, or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, but only if and to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the Registration Statement; PROVIDED, that each Holder's liability will be limited to an amount equal to the net proceeds of sale of the securities sold by such Holder pursuant to the Registration Statement, less any amount paid by such Holder as contribution pursuant to Section 7(d).

     (c) CLAIMS. In the event that any party (the "INDEMNIFIED PARTY") desires to make a claim against any other party (the "INDEMNIFYING PARTY," which term includes all such other parties, if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim, or demand at any time instituted against or made upon the Indemnified Party for which it may seek indemnification hereunder (a "THIRD-PARTY CLAIM"), the Indemnified Party will promptly notify the Indemnifying Party of such Third-Party Claim; PROVIDED, that failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent that the Indemnifying Party is actually prejudiced thereby.

     Upon receipt of such notice from the Indemnified Party, the Indemnifying Party by written notice to the Indemnified Party given within 20 days following the Indemnifying Party's receipt of the Indemnified Party's notice, will be entitled to assume the defense of the Third-Party Claim, with authority to negotiate, compromise, and settle the Third-Party Claim. The Indemnifying Party will not agree to any settlement of any Third-Party Claim that does not include an unconditional release of all liability of each Indemnified Party with respect to the Third-Party Claim. An Indemnified Party will not agree to settle and Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, delayed, or conditioned.

     The Indemnified Party will retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by the Indemnifying Party, but the Indemnified Party will be responsible for his or its own expenses in connection with such participation, except that if the Indemnified Party reasonably determines that a conflict of interest make separate representation of the Indemnified Party by separate counsel advisable, then the Indemnifying Party will be responsible for the reasonable cost of one such separate counsel.

     (d) CONTRIBUTION IN LIEU OF INDEMNIFICATION. Subject to the limitations set forth in Section 7(e), if the indemnification provided for in this Section 7 is unavailable to an Indemnified Party, or insufficient to hold harmless such Indemnified Party in respect of any Damages referred to therein, then each Indemnifying Party will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect their relative fault in connection with the statements, omissions, or other matters that resulted in such Damages. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d).

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) LIMITATIONS ON INDEMNIFICATION AND CONTRIBUTION BY ANY HOLDER. Notwithstanding the foregoing or any other provision of this Agreement, each Holder's liability under this Agreement (i) will be several, and not joint, and
(ii) will be limited to a maximum amount equal to the net
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                                     - 6 -

proceeds of sale of the securities sold by such Holder pursuant to the Registration Statement.

    8.  MISCELLANEOUS.

    (a) BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES. This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. The Company will not assign any rights or delegate any obligations hereunder without the consent of the Holders, and except as expressly permitted by Section 6 hereof, no Holder will assign any rights or delegate any obligations hereunder without the consent of the Company; and any attempt to make an impermissable assignment or delegation will be void. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

    (b) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

    (c) CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

    (d) WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

    (e) NOTICES. All notices, requests, payments, instructions, or other documents to be given pursuant to or in connection with this Agreement will be in writing and will be deemed to have been duly given if given in accordance with Section 11.4 of the Merger Agreement.

    (f) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between any of them, with respect to the subject matter of this Agreement.

     (g) GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts of choice of law).
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                                      -8-
     Executed and delivered as an agreement under seal as of the date first above written.


                                   VP MERGER PARENT, INC.


                                   By /s/ Timothy M. Fallon
                                      -------------------------------
                                      Timothy M. Fallon
                                      Chief Executive Officer
                                        and President



                                   /s/ Henry E. Baker
                                   ----------------------------------
                                   Henry E. Baker


                                   /s/ Joan A. Baker
                                   ----------------------------------
                                   Joan A. Baker


                                   /s/ John B. Baker
                                   ----------------------------------
                                   John B. Baker


                                   /s/ Peter K. Baker
                                   ----------------------------------
                                   Peter K. Baker



                                   ROSS RAPAPORT, AS TRUSTEE
                                   U/T/A/ 12/16/91 F/B/O
                                   JOAN BAKER ET AL.

                                   By /s/ Ross S. Rapaport
                                      -------------------------------
                                      Ross S. Rapaport, as Trustee
                                        and not individually


                                   JOHN B. BAKER
                                   LIFE INSURANCE TRUST

                                   By /s/ Ross S. Rapaport
                                      -------------------------------
                                      Ross S. Rapaport, as Trustee
                                        and not individually

                                      PETER K. BAKER
                                      LIFE INSURANCE TRUST


                                      By /s/ Ross S. Rapaport
                                         -----------------------------
                                         Ross S. Rapaport, as Trustee
                                           and not individually